Cricut, Inc. Reports First Quarter 2026 Financial Results
Over 3 million Paid Subscribers, up 3% over Q1 2025
Q1 2026 revenue of $159.5 million, down 2% compared to Q1 2025
Net income of $20.3 million, down 15% compared to Q1 2025
Recurring semi-annual dividend of $0.10 per share to be paid in July 2026

SOUTH JORDAN, Utah, May 5, 2026 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its first quarter ended March 31, 2026.
“We were pleased with our profitability, growth in platform revenue, and growth in global machine sell-out units,” said Ashish Arora, Chief Executive Officer of Cricut. “Although total company revenue declined less than 2% year over year in Q1, we began to see early benefits from our platform-first strategy. Guided onboarding, bundles, guided flows in Design Space, and services are creating a simpler, more compelling user experience and contributed to 1% year-over-year growth in Active Users.”
First Quarter 2026 Financial Results
•Revenue was $159.5 million, down 2% from Q1 2025.
•Platform revenue was $84.8 million, up nearly 6% over Q1 2025.
•Products revenue was $74.7 million, down 9.6% from Q1 2025.
•International revenue increased by over 16% from Q1 2025 and was 26% of total revenue, up from 22% of total revenue in Q1 2025.
•Gross margin was 58.1%, down from 60.5% in Q1 2025.
•Operating income was $22.9 million, or 14.4% of revenue, and down 22% from Q1 2025. Operating income in Q1 2025 was $29.3 million, or 18.0% of revenue.
•Net income was $20.3 million, or 12.7% of revenue, and down 15% from Q1 2025. Net income in Q1 2025 was $23.9 million, or 14.7% of revenue.
•Diluted earnings per share was $0.10, down from $0.11 per share in Q1 2025.
•Generated $27 million in Cash from Operations in Q1.
•Used $12.2 million to repurchase 2,765,378 shares of our common stock in Q1 with $29.1 million remaining on our $50 million authorized stock repurchase program, which the board replenished in May 2025.
“In the first quarter, we delivered revenue of $159.5 million, down 2% year over year, and net income of $20.3 million, or 12.7% of sales. Platform revenue grew nearly 6% to $84.8 million,” said Kimball Shill, Chief Financial Officer. “Our profitable, cash-generative model continues to support inventory needs and investments for long-term growth. We ended the quarter with approximately $256 million in cash and cash equivalents, no debt, and our Board approved a recurring semiannual dividend of $0.10 per share, payable July 21, 2026, to shareholders of record on July 7, 2026.”

Recent Business Highlights
•Paid Subscribers increased to just under 3.08 million, up 3% year-over-year.
•Platform ARPU increased to $55.65, up 5% year-over-year.
•Active Users grew 1% year-over-year to nearly 6.0 million.
•90-Day Engaged Users down 1% year-over-year to just over 3.3 million.
** The approved dividend is to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that are unvested on the record date are credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent entitles such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of March 31,
	2026	2025
Active Users (in thousands)	5,969	5,926
90-Day Engaged Users (in thousands)	3,345	3,372
Paid Subscribers (in thousands)	3,078	2,974

	Twelve Months Ended March 31,
	2026	2025
Platform ARPU	$55.65	$53.10
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and product revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid, paused, or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, May 5, 2026 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BI98ef3f88677d416c98006d778bcd5c08. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative platform company that makes it easy for users to create meaningful personal items. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, the Cricut Joy® family — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Avani Patel
pr@cricut.com
Investor Relations:
investors@cricut.com
Source: Cricut, Inc.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, the impact of tariffs on our business, the impact of geopolitical conflict or war on our supply chain, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance of Cricut, Inc., will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or by retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Platform	$84,768	$79,986
Products	74,703	82,648
Total revenue	159,471	162,634
Cost of revenue:
Platform	9,359	8,668
Products	57,414	55,618
Total cost of revenue	66,773	64,286
Gross profit	92,698	98,348
Operating expenses:
Research and development	16,602	15,657
Sales and marketing	36,327	36,685
General and administrative	16,883	16,665
Total operating expenses	69,812	69,007
Income from operations	22,886	29,341
Other income (expense):
Interest income	2,224	3,357
Interest expense	(80)	(79)
Other income	55	2
Total other income, net	2,199	3,280
Income before provision for income taxes	25,085	32,621
Provision for income taxes	4,767	8,707
Net income	$20,318	$23,914
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$(18)	$115
Change in foreign currency translation adjustment, net of tax	(41)	102
Comprehensive income	$20,259	$24,131
Earnings per share, basic	$0.10	$0.11
Earnings per share, diluted	$0.10	$0.11
Weighted-average common shares outstanding, basic	210,524,057	212,445,961
Weighted-average common shares outstanding, diluted	212,547,918	213,839,020

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of March 31, 2026	As of December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$236,499	$256,216
Marketable securities	19,175	19,434
Accounts receivable, net	67,713	92,011
Inventories	106,038	102,664
Prepaid expenses and other current assets	32,506	29,266
Total current assets	461,931	499,591
Property and equipment, net	44,136	40,260
Operating lease right-of-use asset	10,059	10,880
Deferred tax assets	13,575	13,210
Other assets	14,063	16,865
Total assets	$543,764	$580,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,187	$71,553
Accrued expenses and other current liabilities	54,384	71,146
Deferred revenue, current portion	54,709	50,409
Operating lease liabilities, current portion	3,577	3,606
Dividends payable, current portion	—	24,361
Total current liabilities	169,857	221,075
Operating lease liabilities, net of current portion	7,118	8,018
Deferred revenue, net of current portion	2,733	2,872
Other non-current liabilities	6,565	5,280
Total liabilities	186,273	237,245
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of March 31, 2026, 209,897,286 shares issued and outstanding as of March 31, 2026; 1,250,000,000 shares authorized as of December 31, 2025, 211,336,284 shares issued and outstanding as of December 31, 2025.	210	211
Additional paid-in capital	329,693	339,224
Retained earnings	27,481	3,960
Accumulated other comprehensive income	107	166
Total stockholders’ equity	357,491	343,561
Total liabilities and stockholders’ equity	$543,764	$580,806

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$20,318	$23,914
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	5,613	6,105
Bad debt expense (benefit)	57	(1,903)
Stock-based compensation	6,462	10,450
Deferred income tax	(360)	(4,798)
Non-cash lease expense	823	904
Unrealized foreign currency (gain) loss	581	(634)
Provision for inventory obsolescence, net	(1,437)	(4,868)
Other	22	6
Changes in operating assets and liabilities:
Accounts receivable	23,642	32,213
Inventories	920	4,877
Prepaid expenses and other current assets	(3,047)	8,662
Other assets	40	(3,125)
Accounts payable	(14,093)	4,895
Accrued expenses, other current liabilities and other non-current liabilities	(15,918)	(19,979)
Operating lease liabilities	(930)	(1,074)
Deferred revenue	4,160	5,521
Net cash and cash equivalents provided by operating activities	26,853	61,166
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software development costs	(9,130)	(4,892)
Net cash and cash equivalents provided by (used in) investing activities	(9,130)	(4,892)
Cash flows from financing activities:
Repurchase of common stock	(12,261)	(12,000)
Employee tax withholding payments on stock-based awards	(3,971)	(2,924)
Cash dividend	(21,157)	(21,493)
Net cash and cash equivalents used in financing activities	(37,389)	(36,417)
Effect of exchange rate on changes on cash and cash equivalents	(51)	144
Net increase (decrease) in cash and cash equivalents	(19,717)	20,001
Cash and cash equivalents at beginning of period	256,216	232,140
Cash and cash equivalents at end of period	$236,499	$252,141
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$305	$279
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$371
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,371	$2,019
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$350	$185
Stock-based compensation capitalized for software development costs	$368	$423
Dividend declared but unpaid	$—	$32